Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Patheon Inc. 2011 Amended and Restated Incentive Stock Option Plan of Patheon Inc. of our report dated December 16, 2010 (except for Note 21 which is as of February 25, 2011), with respect to the consolidated financial statements of Patheon Inc. included in its Amendment No. 1 to the Registration Statement (Form 10 No. 000-54283), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina

June 13, 2011